Exhibit 10.4
TALEN ENERGY CORPORATION
RESTRICTED STOCK UNIT AWARD NOTICE (NON-EMPLOYEE DIRECTOR FORM)
Pursuant to the terms and conditions of the Talen Energy Corporation 2023 Equity Incentive Plan, as amended from time to time (the “Plan”), Talen Energy Corporation, a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Participant”) an award of Restricted Stock Units (the “RSUs”) in respect of the number of Shares set forth below. This award of RSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.

Participant:	[●]
Date of Grant:	[●]
Total Number of RSUs:	[●]
Vesting Commencement Date:	[●]
Vesting Schedule:	Subject to the Agreement (including Section 3 thereof), the Plan and the other terms and conditions set forth herein, the RSUs will vest according to the following schedule:
	Vesting Date	Percentage of RSUs That Vest
	[●]	[●]%
By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement, and this Restricted Stock Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive, and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan, or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Grant Notice as of the date first written above.
TALEN ENERGY CORPORATION

By: ______________________________________
Name: [●]
Title: [●]

______________________________________
[Participant]
[Signature Page to Restricted Stock Unit Award Notice]

Exhibit 10.4
TALEN ENERGY CORPORATION
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is entered into by and between the Company and the Participant as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Plan.
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Participant RSUs on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their successors and assigns, hereby agree as follows:
1.Grant of RSUs.
(a)Grant. The Company hereby grants to the Participant the number of RSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan.
(b)Incorporation by Reference. The provisions of the Plan are incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.
2.Vesting.
(a)Normal Vesting. Subject to Sections 2(b) and 2(c), the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice.
(b)Termination of Directorship. If the Participant incurs a Termination of Directorship for any reason, then all unvested RSUs shall be immediately forfeited and cancelled for no consideration.
(c)Change in Control. All unvested RSUs shall fully vest as of the occurrence of a Change in Control, subject to the Participant not incurring a Termination of Directorship prior to the Change in Control.
3.Settlement. Subject to Section 5, the Company shall issue one Share to the Participant for each RSU that becomes vested hereunder within 30 days following the date on which such RSU becomes vested.
4.Dividend Equivalents; Rights as Member. Until such time as the RSUs have been settled pursuant to Section 3, the Participant shall have no rights as a holder of Common Stock, including, without limitation, any right to dividends or other distributions or any right to vote. Notwithstanding the foregoing, if the Company declares any cash dividend the record date of which occurs while the RSUs are outstanding, the Participant shall be credited a dividend equivalent in an amount equal to the dividend that would have been paid on the Common Stock underlying the RSUs had such shares been outstanding on such record date. Any such dividend equivalents shall be subject to the same vesting conditions applicable to the underlying RSU with respect to which they accrue, and shall, if the underlying RSU vests, be paid no later than 30 days following the applicable vesting date.
5.Taxes. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, and foreign taxes of any kind that the Company, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule, or regulation with respect to the RSUs and, if the Participant fails to do so, the Company may refuse to issue or transfer any Common Stock otherwise required to be issued pursuant to this Agreement. Unless as otherwise agreed to by the parties hereto, any withholding obligation with regard to the Participant (up to the maximum statutory rate) may be satisfied by reducing the number of Shares otherwise deliverable to Participant hereunder.
6.Non-Transferability. The RSUs may not, at any time prior to being settled, be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, other than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company.
7.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, grant of RSUs and the issuance of Common Stock hereunder shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules, and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act, and in each case any respective rules and regulations promulgated thereunder) and any other law, rule, regulation, or exchange requirement applicable thereto. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued or (b) in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.Miscellaneous.
(a)Confidentiality. The Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by the Participant of this covenant. This provision shall not prohibit the Participant from providing this information on a confidential and privileged basis to the Participant’s attorneys, financial advisors, or accountants for purposes of obtaining legal, financial, or tax advice or as otherwise required by law.

(b)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, and heirs of the Participant.
(c)No Waiver; Amendment. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach. This Agreement may be amended or modified only by a written instrument executed by the Participant and the Company.
(d)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(e)No Right to Service. Nothing contained in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant, or director of any Company Entity or shall interfere with or restrict in any way the right of any Company Entity to remove, terminate, or discharge the Participant at any time for any reason whatsoever.
(f)Unfunded Plan. The award of RSUs is unfunded and the Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligations, if any, to issue Common Stock pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Participant and any Company Entity or any other Person.
(g)Entire Agreement. This Agreement, the Grant Notice and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations, and negotiations with respect thereto.
(h)Bound by the Plan. By signing this Agreement, the Participant acknowledges that the Participant has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan. In the event of any conflict between the Plan and this Agreement, this Agreement shall control.
(i)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(j)Business Days. If any time period for giving notice or taking action hereunder expires on a day that is a Saturday, Sunday, or holiday in the state in which the Company’s principal executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday, or holiday.
(k)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(l)Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.
(m)Section 409A of the Code. It is intended that the RSUs granted pursuant to this Agreement and the provisions of this Agreement be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(n)Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, without limitation, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet or third party website to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that the Participant’s electronic signature is the same as, and shall have the same force and effect as, the Participant’s manual signature.
(o)Clawback Provisions. Notwithstanding any other provision in this Agreement, the Grant Notice or the Plan, the RSUs (including any proceeds, gains or other economic benefit actually or constructively received with respect thereto) shall, unless otherwise determined by the Committee or required by applicable law, be subject to the provisions of any clawback policy implemented by the Company or otherwise required by applicable law, whether or not such clawback policy was in place at the Date of Grant and whether or not the RSUs are vested.
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